Exhibit No. 32.1

Form 10-Q

Marketing Acquisition Corporation

File No. 0-52072

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Marketing Acquisition Corporation (the “Company”) on Form 10-Q for the period ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Timothy P. Halter, Chief Executive and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 23, 2009	By:	/s/ Timothy P. Halter
Timothy P. Halter
Chief Executive
and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Marketing Acquisition Corporation and will be retained by Marketing Acquisition Corporation  and furnished to the Securities and Exchange Commission or its staff upon request.